UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 7, 2010 (June 2, 2010)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the 2007 Stock Plan (as amended)

At the Annual Meeting of Stockholders of NeurogesX, Inc. (the “Company”) held on June 2, 2010 (the “Annual Meeting”), the stockholders of the Company approved the Company’s 2007 Stock Plan (as amended) (the “Plan”), which the Company’s Board of Directors previously approved on April 19, 2010, subject to stockholder approval. The material terms of, and changes to, the Plan are described in the Company’s 2010 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2010 in connection with the Annual Meeting (the “Proxy”), and a copy of the Plan, as approved, is attached to this Current Report on Form 8-K as Exhibit 99.1. The changes to the Plan as approved by the stockholders of the Company include, among other things and as described in the Proxy, certain changes to enable incentive compensation under the Plan to qualify as deductible “performance based compensation” within the meaning of Internal Revenue Code Section 162(m). The description of the Plan, the changes to the Plan and the other approvals by the stockholders with respect to the Plan as set forth in Item 5.07 below and as described in the Proxy are hereby incorporated by reference into this Item 5.02. The copy of the Plan attached hereto as Exhibit 99.1 is also incorporated by reference into this Item 5.02.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 2, 2010, the Board of Directors of the Company adopted a Code of Conduct (the “New Code”) that amended, restated and replaced the then current Code of Ethics of the Company. The Company adopted the New Code to, among other things, address commercial issues following the initial launch of the Company’s product Qutenza®, and includes additional language relating to compliance with applicable laws and regulations, such as marketing, advertising, sales, clinical trials, pre-clinical studies, quality assurance and price reporting.

The Company’s adoption of the New Code did not result in a waiver or an implicit waiver of any provision of the original Code of Ethics.

The New Code is posted on the investor relations/corporate governance page of the Company’s website at http://www.neurogesx.com.

Item 5.07. Submission of matters to a vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

The two directors nominated by the Company for re-election and listed below were elected to serve until the Company’s 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The votes on this matter were as follows:

Director Name	Votes for	Withheld	Broker non-vote
Neil Kurtz M.D.	8,774,633	15,966	5,498,895
Anthony DiTonno	8,778,033	12,566	5,498,895

The proposal to ratify the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 was approved by the Company’s stockholders. The votes on this matter were as follows:

Votes for	Against	Withheld	Broker non-vote
14,278,997	8,269	2,228	0

The proposal to approve the Plan was approved by the Company’s stockholders. The votes on this matter were as follows:

Votes for	Against	Withheld	Broker non-vote
8,731,403	52,796	6,400	0

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1    2007 Stock Plan (as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: June 7, 2010	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	2007 Stock Plan (as amended)